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                                                                    EXHIBIT 99.2


                               [GUILD.COM LOGO]



                        SPECIAL MEETING OF STOCKHOLDERS


                            ______,_________, 2001
                                  10:00 a.m.


                         931 EAST MAIN STREET, SUITE 3
                           MADISON, WISCONSIN 53703



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|                                   |                                          |
|GUILD.COM, INC.                    |                                          |
|931 EAST MAIN STREET, SUITE 3      |                                          |
|MADISON, WISCONSIN 53703           |                                          |
|                                   |                                   PROXY  |
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          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned stockholder of Guild.com, Inc., a Delaware Corporation (the "Company"), hereby acknowledges receipt of the Notice of Special Meeting of Shareholders and Joint Proxy Statement/Prospectus, each dated _________________, 2001, and hereby appoints Toni Sikes and Gordon Mayer, or either of them, proxies and attorneys-in-fact, with full power to each of substitution and revocation, on behalf and in the name of the undersigned, to represent the undersigned at the Special Meeting of Shareholders of the Company to be held at 931 East Main Street, Suite 3, Madison, Wisconsin 53703, on _______________, ________, 2001, at 10:00 a.m., local time, or at any adjournment or postponement thereof, and to vote, as designated below, all voting shares of the Company which the undersigned would be entitled to vote if then and there personally present, on the matters set forth below.


                      See reverse for voting instructions


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   Please detach here



1.  To approve and adopt the merger and the merger      For   Against   Abstain
    agreement, dated as of January 3, 2001, by and      [_]     [_]       [_]
    among Ashford.com, Inc., a Delaware corporation, Ashford-Guild Art Corporation, Inc., a Delaware corporation and a wholly owned subsidiary of Ashford, and Guild.com, Inc. Under the merger agreement, Ashford-Guild Art Corporation will be merged with and into Guild, with Guild being the surviving corporation and a wholly owned subsidiary of Ashford.

2.  To approve and adopt an amendment to Guild's        For   Against   Abstain
    restated certificate of incorporation that          [_]     [_]       [_]
    would allow Guild Series A preferred
    stockholders to receive consideration in the merger.


3.  To transact such other business as may
    properly come before the special meeting or any adjournment or postponement thereof.


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED ON THE PROXY BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL 1 AND PROPOSAL 2. ABSTENTIONS WILL BE COUNTED TOWARDS THE EXISTENCE OF A QUORUM.

PLEASE MARK, SIGN, DATE AND RETURN THIS PROXY         Dated:______________,2001
PROMPTLY USING THE ENCLOSED ENVELOPE.


                                                   Signature(s) in Box
                                                     (If there are co-owners
                                                     both must sign) Please sign
                                                     exactly as name appears on
                                                     this proxy. When shares are
                                                     held by joint tenants, both
                                                     should sign. If signing as
                                                     attorney, executor,
                                                     administrator, trustee or
                                                     guardian, please give full
                                                     title as such. If a
                                                     corporation, please sign in
                                                     full corporate name by
                                                     president or other
                                                     authorized officer. If a
                                                     partnership, please sign in
                                                     partnership name by an
                                                     authorized person.